                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  BARRA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                                  [BARRA LOGO]
                                  BARRA, INC.
                            ------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 28, 2001

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders of Barra, Inc., a Delaware corporation (the "Company"), will be held at 2100 Milvia Street, Berkeley, California 94704, on Thursday, August 9, 2001, at 1:00 p.m. local time, for the following purposes:

          1. To elect six directors to serve for the ensuing year and until their successors are duly elected and qualified. The board of directors has nominated the following slate of directors: A. George Battle, Kamal Duggirala, M. Blair Hull, Norman J. Laboe, Clyde W. Ostler and Andrew Rudd.

          2. To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending March 31, 2002.

          3. To amend the 2000 Equity Participation Plan of Barra, Inc. to authorize the issuance of an additional 750,000 shares thereunder.

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on June 12, 2001 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, please mark, sign and date the enclosed proxy and return it as promptly as possible in the envelope enclosed for that purpose or promptly follow the Internet or telephone voting instructions on your proxy card to assure representation of your shares and a quorum at the meeting. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

                                          By Order of the Board of Directors

                                          /s/ Andrew Rudd

                                          Andrew Rudd
                                          Chairman of the Board of Directors

Berkeley, California
June 28, 2001

                                  BARRA, INC.
                               2100 MILVIA STREET
                               BERKELEY, CA 94704
                                 (510) 548-5442
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                      2001 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 9, 2001

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of Barra, Inc., a Delaware corporation ("Barra", the "Company", "we", "us" or "our"), for our 2001 Annual Meeting of Stockholders or at any adjournment or postponement of the meeting.

     You are invited to attend our Annual Meeting, which will be held on August 9, 2001, beginning at 1:00 p.m. The meeting will be held at 2100 Milvia Street, Berkeley, California.

     These proxy solicitation materials are being mailed on or about July 10, 2001, together with Barra's Annual Report on Form 10-K for the fiscal year ended March 31, 2001.

RECORD DATE

     Stockholders of record at the close of business on June 12, 2001 are entitled to receive this notice and to vote their shares at the Annual Meeting. On the record date there were 21,452,198 shares of Barra's common stock ("Common Stock") outstanding.

VOTING

     Your vote is important. To vote, mark your proxy card, date and sign it, and return it in the enclosed postage-paid envelope. You may also vote on the Internet or by telephone pursuant to the instructions on the proxy card. The Internet voting site is located at www.proxyvote.com. You should have your proxy card in hand when you access the website, as you will be prompted to entered the 12-digit control number which is located on the proxy card in order to obtain your records and create an electronic voting instruction form. PLEASE SAVE US THE EXPENSE OF A SECOND MAILING BY VOTING PROMPTLY.

     You may revoke your proxy any time before it is exercised by (1) delivering written notice of revocation to the Secretary of the Company, (2) timely delivery of a valid, later-dated proxy card or (3) attending the Annual Meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy card, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

     Each stockholder is entitled to one (1) vote per share on each matter submitted at the meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The six candidates for election as directors at the Annual Meeting who receive the highest number of affirmative votes of the shares present (in person or by proxy) at the Annual Meeting and entitled to vote will be elected. Approval of the other proposals described in this Proxy Statement requires the affirmative vote of a majority of the shares present (in person or by proxy) at the Annual Meeting and entitled to vote.

     All shares that have been properly voted and not revoked will be voted at the Annual Meeting as our stockholders direct. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board. If you expressly abstain from voting on any matter, or if a broker returns a "non-vote" proxy on any matter, then the shares will be deemed present at the meeting for purposes of determining a quorum. A broker non-vote occurs when a broker or other nominee holding shares on behalf of the beneficial owner of the shares does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. A broker non-vote will not count against the approval of any matter. However, because stockholder approval requires the affirmative vote of at least a majority of the number of shares constituting a quorum for some of the proposals in this Proxy Statement, in certain cases an abstention can have the same effect as a negative vote.

     If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy card will have the discretion to vote on those matters for you. It is their intention in such situations to vote the shares represented by the proxies as the Board recommends. On the date this proxy statement went to press, we did not know of any other matters to be raised at the Annual Meeting.

SOLICITATION

     We will pay the expenses of soliciting proxies. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to those owners. Our directors, officers or employees, without additional compensation may also solicit proxies on our behalf, personally or by telephone, electronic transmission or fax.

STOCK SPLIT

     Unless the context requires otherwise, all share and per share amounts in this Proxy Statement are adjusted to reflect a 3-for-2 stock split of our Common Stock effective December 18, 2000. (All fractional shares were paid out in cash). All share and per share amounts are also adjusted to reflect a 3-for-2 stock split of our Common Stock effective September 22, 1997.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

NOMINEES

     Our Bylaws provide that the Board shall be comprised of a number between five (5) and nine (9) persons, with the exact number to be fixed by the Board or stockholders. The currently authorized number of directors is seven (7). On May 10, 2001, the Board amended our Bylaws to reduce the authorized number of its members to six (6) effective immediately following our Annual Meeting on August 9, 2001. At that time the Board also nominated the six (6) candidates listed below. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six (6) nominees named below, all of whom are currently directors of Barra.

     We are not aware of any nominee who will be unable or will decline to serve as a director. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the Board to fill the vacancy. The term of office of each director will continue until the next Annual Meeting of Stockholders or until his or her successor is duly elected and qualified.

     Below is certain information regarding the nominees for director:

                NAME                   AGE              PRINCIPAL OCCUPATION              DIRECTOR SINCE
                ----                   ---              --------------------              --------------
A. George Battle(1)(3)...............  57     CEO, Ask Jeeves, Inc.                            1996
Kamal Duggirala(3)...................  42     Chief Executive Officer and President of         2000
                                              Barra
M. Blair Hull(2)(3)..................  57     Principal, Matlock Capital                       1992
Norman J. Laboe(1)...................  62     Of Counsel to Mackenzie & Albritton, LLP         1986
Clyde W. Ostler(1)(2)................  54     Group Executive Vice President of Wells          1999
                                              Fargo & Company and Vice-Chairman of
                                              Wells Fargo Bank, N.A.
Andrew Rudd..........................  51     Chairman of the Board of Barra                   1986

---------------
(1) Member of Audit Committee.

(2) Member of Compensation Committee.

(3) Member of Nominating Committee.

BUSINESS EXPERIENCE OF THE DIRECTORS

     A. GEORGE BATTLE -- Mr. Battle has been the Chief Executive Officer of Ask Jeeves, Inc. since December 2000. Mr. Battle served from 1968 until his retirement in June 1995 in various roles of increasing responsibility with Andersen Consulting (now known as Accenture). He retired from Andersen Consulting as a Managing Partner of Market Development in 1995. Mr. Battle is a Senior Fellow at the Aspen Institute, an international nonprofit educational institution. In addition, Mr. Battle is a Director of PeopleSoft, Inc., Ask Jeeves, Inc., Fair Isaac Company, along with the three registered investment companies, Masters Select Equities Fund, Masters Select International Equities Fund and Masters Select Value Fund.

     KAMAL DUGGIRALA -- Mr. Duggirala has served as our Chief Executive Officer since 1999 and President since 1994. He was elected to the Board of Directors of Barra in August 2000. Mr. Duggirala has been associated with Barra and its predecessors since 1984 where he served in various roles of increasing responsibility in Barra's Electronic Brokerage and Trader Products and Advanced Technology divisions from 1984 to October 1994. Mr. Duggirala also serves on business boards for affiliates of Barra.

     M. BLAIR HULL -- Mr. Hull has served on the Board since 1992. Mr. Hull was the Chairman and founder of the Hull Group, Inc., which was acquired by Goldman Sachs & Company in September 1999. Shortly after, Mr. Hull founded Matlock Capital, of which Mr. Hull is presently a principal. Mr. Hull is a member of the Board of Trustees of the Cincinnati Stock Exchange. He also serves on the Board of Trustees of the University of California Santa Barbara Foundation and the Investment Committee of Santa Clara University. In addition, Mr. Hull serves on the Board of Advisors of the Illinois Institute of Technology -- Center For Law and Financial Markets, and on Vanderbilt University's Advisory Committee of the Financial Markets Research Center. Mr. Hull served on the Board of Options Clearing Corporation from 1992 until 1998.

     NORMAN J. LABOE -- From April 1994 to the present, Mr. Laboe has served as Of Counsel to the law firm Mackenzie & Albritton, LLP. From 1971 until 1994, Mr. Laboe was a partner in the law firm Graham & James, LLP.

     CLYDE W. OSTLER -- Mr. Ostler serves as the Group Executive Vice President of Wells Fargo and Company, responsible for its Internet Services Group, and as the Vice-Chairman of Wells Fargo Bank, N.A. Mr. Ostler has been associated with Wells Fargo and Company and its affiliates since 1971 and has held various positions of responsibility including that of General Auditor from 1983 to 1986, Chief Financial Officer from 1987 to 1990, Head of Branch Banking from 1990 to 1993 and Head of the Investment Group from 1993 to 1998. Mr. Ostler is currently a member of numerous charitable boards external to Wells Fargo and Company and business boards for affiliates of Wells Fargo and Company.

     ANDREW RUDD -- Dr. Rudd has served as our Chairman since 1992. Dr. Rudd has been associated with Barra since 1975. He also served as the Chief Executive Officer of Barra from 1984 until 1999 and President of

Barra from 1984 to 1992. Dr. Rudd worked as a professor of finance and operations research at Cornell University between 1977 and 1982.

     There are no family relationships among any of our directors or executive officers.

DIRECTOR COMPENSATION

     The directors who are not our employees are reimbursed for their expenses for traveling to meetings. They receive annual cash compensation of $20,000, which is paid in 25% increments immediately after each quarterly meeting of the Board. All non-employee directors who serve as committee chairs receive an additional $3,000 in cash compensation each year. This annual stipend is also paid in 25% increments immediately after each quarterly meeting of the Board. Pursuant to The Barra, Inc. Directors Option Plan, as amended (the "Directors Plan"), as of the date a non-employee joins the Board, Barra grants each such new director options to purchase 15,000 shares of Common Stock ("Initial Grant"). These options are non-qualified stock options ("NQSOs") and vest at the rate of 20% a year over a period of five years. On each anniversary of such director's Initial Grant, NQSOs to purchase 4,000 shares of Common Stock ("Succeeding Grants") are automatically granted under the Directors Plan. All Succeeding Grants are fully vested and immediately exercisable on the date of grant. The exercise price of each Initial Grant and Succeeding Grant is based on the average of the last best reported bid and asked prices of Barra's Common Stock as quoted on The Nasdaq Stock Market ("Nasdaq") on the date of the grant, or if Nasdaq is closed on the date of grant, the last preceding date on which such prices of the Common Stock are reported.

EXECUTIVE COMPENSATION

     Please refer to "Executive Compensation" on Page 8 of this Proxy Statement.

BOARD MEETINGS AND COMMITTEES

     Our Board held seven meetings, and granted unanimous written consent in lieu of a meeting five times during the fiscal year ended March 31, 2001. The Board has an Audit Committee, a Compensation Committee, and a Nominating Committee.

     During his respective tenure for the fiscal year ended March 31, 2001, each director attended 75% or more of the total number of meetings of the Board and the relevant committees on which he served.

     Audit Committee -- In fiscal 2001, the Audit Committee included Messrs. Battle, Laboe and Ostler. The Audit Committee recommends the engagement of independent auditors, consults with the auditors regarding the scope and results of annual audits and the reviews of our system of internal accounting controls. The Audit Committee met six times during the fiscal year ended March 31, 2001. On June 23, 1999, the Audit Committee adopted an Audit Committee Charter, which complies with the rules of Nasdaq. A copy of the Audit Committee Charter is attached as Appendix A to this Proxy Statement.

     Compensation Committee -- In fiscal 2001, the Compensation Committee included Messrs. Battle, Hull and Ostler. Mr. Battle resigned from the Compensation Committee on May 5, 2001. The Compensation Committee ratifies the compensation paid to our executive officers, approves and administers grants of options to purchase Barra's Common Stock ("2000 Plan Options") under the 2000 Equity Participation Plan (the "2000 Plan"). The Compensation Committee also approves and administers grants of options to purchase Barra's Common Stock ("1991 Plan Options") under the Barra, Inc. Stock Option Plan (the "1991 Plan"). The 1991 Plan expires pursuant to its terms on July 29, 2001. When the 2000 Plan was adopted in August 2000, Barra ceased making grants under the 1991 Plan. At that time, all of the Common Stock reserved for issuance under the 1991 Plan, as a result of 1991 Plan Options expiring or otherwise becoming unexercisable, were added to the shares reserved for issuance under the 2000 Plan. In addition, the Compensation Committee administers Initial Grants, Succeeding Grants and other grants of options to purchase Barra's Common Stock under the Directors Plan (collectively, "Directors Options"). The Compensation Committee also administers our Employee Stock Purchase Plan ("ESPP") and the Rogers, Casey &

Associates, Inc. 1992 Stock Option Plan ("RogersCasey Plan"). The Compensation Committee met seven times during the fiscal year ended March 31, 2001.

     Nominating Committee -- The Board has established a Nominating Committee to review and recommend candidates for the Board. In fiscal 2001, the Nominating Committee included Messrs. Hull, Battle, Duggirala and Casey, and held one meeting during the fiscal year ended March 31, 2001. (Mr. Casey's term on the Board shall expire at the August 9, 2001 Annual Meeting. He will not seek reelection at that time.) If our stockholders recommend candidates to the Board, we expect that the full Board, not the Nominating Committee, will consider those recommendations. The Nominating Committee recommended the six candidates for the Board set forth in Proposal No. 1 of this Proxy Statement.

     Required Vote -- The six candidates for election as directors at the Annual Meeting who receive the most number of affirmative votes of the shares present (in person or by proxy) and entitled to vote at the Annual Meeting will be elected. Votes withheld from any director and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect on the election of directors.

     THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS.

            PRINCIPAL STOCKHOLDERS AND SHARE OWNERSHIP BY MANAGEMENT

     The table below gives certain information as of May 30, 2001 regarding the beneficial ownership of our Common Stock by (1) each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (2) each executive officer named in the tables under "Executive Compensation" below, (3) each director, and (4) all executive officers and directors as a group:

                                                                          NUMBER OF
                NAME                              ADDRESS              SHARES OWNED(1)    PERCENT(2)
                ----                              -------              ---------------    ----------
Andrew Rudd(3).......................    c/o Barra, Inc.                  4,048,351         18.83
                                         2100 Milvia Street
                                         Berkeley, California 94704
Edward D. Baker......................    395 Hampton Road                 1,403,975          6.55
                                         Piedmont, California 94611
Kamal Duggirala(4)...................    --                                 923,400          4.26
James D. Kirsner(5)..................    --                                 255,742          1.18
Claes Lekander(6)....................    --                                 185,250             *
John F. Casey(7).....................    --                                 131,974             *
M. Blair Hull(8).....................    --                                  67,750             *
A. George Battle(9)..................    --                                  55,825             *
Aamir Sheikh(10).....................    --                                  48,360             *
Norman J. Laboe(11)..................    --                                  46,750             *
Clyde W. Ostler(12)..................    --                                  11,850             *
Andrew Huddart (13)..................    --                                   9,105             *
All executive officers and directors
  as a group (13 persons)(14)........    --                               5,894,135         26.62

---------------
  *  Less than 1.0%.

 (1) Except as indicated in the above chart, outlined in the related footnotes or by operation of applicable community property and other applicable laws, we believe that all persons named in the table have sole voting and investment power over all shares of Common Stock beneficially owned by them.

 (2) Based on a total of 21,438,998 shares of Common Stock outstanding as of May 30, 2001 plus, for each person, the number of shares issuable upon exercise of 1991 Plan Options and Directors Options where the options are currently exercisable or will become exercisable within 60 days after May 30, 2001. There are no 2000 Plan Options or options to purchase Common Stock under our ESPP or the RogersCasey Plan that are held by any person referred to in the table and that will become exercisable within 60 days after May 30, 2001.

 (3) Includes the following: (i) 3,716,901 shares held of record by the Rudd Family Trust, dated September 12, 1997, which was formed for the benefit of Dr. Rudd and his wife Virginia Rudd (each of whom are trustees of the Rudd Family Trust), and for the benefit of certain other members of the Rudd family, (ii) 63,000 shares issuable upon exercise of 1991 Plan Options that are currently exercisable or that will become exercisable within 60 days after May 30, 2001, (iii) 108,450 shares held in the Cann 1997 Trust, dated January 10, 1997, which was formed for the benefit of Dr. Rudd's four children with Dr. Rudd's brother and brother-in-law as trustees, (iv) 60,000 shares held in trust under the California Uniform Transfers to Minors Act for Dr. Rudd's four children, and (v) 100,000 shares held in the Rudd Family Foundation with Dr. Rudd and his wife acting as trustees. Dr. Rudd disclaims beneficial ownership of the 108,450 shares held under the Cann 1997 Trust and the 60,000 shares held in the California Uniform Transfers to Minors Act for the benefit of his children.

 (4) Includes 678,000 shares held by Mr. Duggirala and his wife in joint tenancy with right of survivorship, and 245,400 shares issuable upon exercise of 1991 Plan Options that are currently exercisable or that will become exercisable within 60 days after May 30, 2001.

 (5) Includes 67,500 shares held in the Kirsner Family Trust UTA, dated May 24, 1993, with Mr. Kirsner and his wife as trustees, 4,282 shares held of record solely by Mr. Kirsner and 183,960 shares issuable upon exercise of 1991 Plan Options that are currently exercisable or that will become exercisable within 60 days after May 30, 2001.

 (6) Includes 135,750 shares directly held by Mr. Lekander, 3,750 shares held under California Uniform Transfers to Minors Act for Mr. Lekander's niece and nephews and 45,750 shares issuable upon exercise of 1991 Plan Options that are currently exercisable or that will become exercisable within 60 days after May 30, 2001.

 (7) Includes 55,189 shares held of record by Mr. Casey and 76,785 shares held of record by Mr. Casey's wife.

 (8) Includes 33,750 shares held directly by Mr. Hull, and 9,000 shares issuable upon exercise of 1991 Plan Options and 25,000 shares issuable upon exercise of Directors Options that are currently exercisable or that will become exercisable within 60 days after May 30, 2001.

 (9) Includes 9,000 shares issuable upon exercise of 1991 Plan Options and 18,250 shares issuable upon exercise of Directors Options that are currently exercisable or that will become exercisable within 60 days after May 30, 2001. Also includes 21,000 shares held of record by Mr. Battle and 4,125 shares held in the Daniel KW Battle Trust, which was formed in 1996 for the benefit of Mr. Battle's son with Mr. Battle as trustee, as well as 3,000 shares and 450 shares held in accounts for the benefit of Mr. Battle's daughter and sister, respectively. Mr. Battle holds trading discretion over the accounts for the 3,450 shares held by his daughter and sister, but disclaims beneficial ownership.

(10) Is composed entirely of 48,360 shares issuable upon exercise of 1991 Plan Options granted to Dr. Sheikh that are currently exercisable or that will become exercisable within 60 days of May 30, 2001.

(11) Includes 12,750 shares held directly by Mr. Laboe, 9,000 shares issuable upon exercise of 1991 Plan Options and 25,000 shares issuable upon exercise of Directors Options that are currently exercisable or that will become exercisable within 60 days after May 30, 2001.

(12) Includes 1,350 shares directly held by Mr. Ostler and 10,500 shares issuable upon exercise of Directors Options that are currently exercisable or that will become exercisable within 60 days after May 30, 2001.

(13) Includes 4,105 shares held by Mr. Huddart and his wife as trustees under The Huddart Family Trust, dated September 4, 2000, and 5,000 shares issuable upon exercise of 1991 Plan Options that are currently exercisable or that will become exercisable within 60 days after May 30, 2001.

(14) Of the 5,894,135 shares held directly by these 13 persons as a group, 720,620 shares are issuable upon exercise of 1991 Plan Options and 78,750 shares are issuable upon exercise of Directors Options that are currently exercisable or that will become exercisable within 60 days after May 30, 2001.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     This summarizes compensation paid or accrued by us to our CEO and each of our 4 other most highly compensated executive officers, determined as of the end of the last fiscal year (collectively, the "Named Officers"), during the fiscal years ended March 31, 1999, 2000 and 2001:

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM COMPENSATION
                                                                           ---------------------------------------
                                        ANNUAL COMPENSATION(1)                      AWARDS
                              ------------------------------------------   ------------------------
                                                                                         SECURITIES
                                                            OTHER ANNUAL   RESTRICTED    UNDERLYING    ALL OTHER
                                                            COMPENSATION      STOCK       OPTIONS/    COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR   SALARY($)   BONUS($)       ($)        AWARD(S)($)    SARS(#)         ($)
---------------------------   ----   ---------   --------   ------------   -----------   ----------   ------------
Kamal Duggirala.............  2001    356,250    500,000        --            --          75,000(2)       --
  Chief Executive Officer     2000    268,750    400,000        --            --         375,000(3)       --
  and President               1999    175,000    295,000        --            --          30,000(3)       --
James D. Kirsner............  2001    250,000    225,000        --            --                 0        --
  Vice President -- Ventures  2000    225,625    165,000        --            --          30,000(3)       --
                              1999    152,500    222,500        --            --          30,000(3)       --
Andrew Huddart..............  2001    250,000    225,000        --            --          25,000(2)       --
  Executive Vice President    2000    237,500    170,000        --            --          75,000(3)       --
                              1999    197,500    129,000        --            --          45,000(3)       --
Aamir Sheikh................  2001    250,000    225,000        --            --          50,000(2)       --
  Executive Vice President    2000    187,500    200,000        --            --          37,500(3)       --
                              1999    150,000    125,000        --            --           9,000(3)       --
Claes Lekander..............  2001    250,000    225,000        --            --          25,000(2)       --
  Executive Vice President    2000    190,000    180,000        --            --                 0        --
                              1999    160,000    190,000        --            --          90,000(3)       --

---------------
(1) Includes amounts deferred under our 401(k) Plan.

(2) 2000 Plan Options.

(3) 1991 Plan Options.

STOCK OPTION GRANTS

     This table gives information regarding 2000 Plan Option grants to the Named Officers during the fiscal year ended March 31, 2001:

                     OPTIONS GRANTED IN LAST FISCAL YEAR(1)

                                         INDIVIDUAL GRANTS
                        ---------------------------------------------------     POTENTIAL REALIZABLE
                                      % OF TOTAL                                  VALUE AT ASSUMED
                        NUMBER OF      OPTIONS                                 ANNUAL RATES OF STOCK
                          SHARES      GRANTED TO                               PRICE APPRECIATION FOR
                        UNDERLYING    EMPLOYEES     EXERCISE                       OPTION TERM(2)
                         OPTIONS      IN FISCAL     PRICE(3)     EXPIRATION    ----------------------
         NAME           GRANTED(#)       YEAR       ($/SHARE)       DATE         5%($)       10%($)
         ----           ----------    ----------    ---------    ----------    ---------    ---------
Kamal Duggirala.......     1,562(4)
                          73,438(5)
                          ------
                          75,000        7.4794       45.0630     1/23/2011     2,125,491    5,386,411
Andrew Huddart........       521(4)
                          24,479(5)
                          ------
                          25,000        2.4931       45.0630     1/23/2011       708,497    1,795,470
Claes Lekander........     7,178(4)
                          17,822(5)
                          ------
                          25,000        2.4931       45.0630     1/23/2011       708,497    1,795,470
Aamir Sheikh..........     1,042(4)
                          48,958(5)
                          ------
                          50,000        4.9863       45.0630     1/23/2011     1,416,994    3,590,941
James D. Kirsner......         0             0           N/A           N/A             0            0

---------------
(1) The options reported in this table are all 2000 Plan Options issued since January 1, 2001. For such 2000 Plan options, the vesting periods have generally been set at four years at the annual rate of 25% for the first year and thereafter at the monthly rate of 1/36 per month for the next three years.

(2) Gains are reported net of the 2000 Plan Option exercise price but before taxes associated with the exercise. The potential realizable values presented in the table are at assumed stock price appreciation rates of 5% and 10%, compounded annually over the maximum term of the 2000 Plan Options. The 5% and 10% appreciation rates are disclosed in accordance with SEC rules and are not intended to forecast possible future appreciation, if any, in our stock price. Actual gains, if any, on 2000 Plan Option exercises are dependent on future performance of our Common Stock and the optionee's continued employment through the vesting period.

(3) The exercise price of each 2000 Plan Option is based on the closing price of Barra's Common Stock as quoted on Nasdaq on the date of the grant, or if Nasdaq is closed on the date of grant, the next preceding day that Nasdaq was open. All 2000 Plan Options granted to Named Officers were granted with an exercise price based upon this formula.

(4) Incentive Stock Options ("ISOs").

(5) NQSOs.

OPTION EXERCISES AND YEAR-END HOLDINGS

     This table gives information regarding options exercised by each of the Named Officers during the last fiscal year, and the value (stock price less exercise price) of the remaining options held by those executive officers as of March 31, 2001 (the end of our last fiscal year):

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                              NUMBER OF SHARES            VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                              OPTIONS AT FISCAL             OPTIONS AT FISCAL
                               SHARES                            YEAR-END(#)                 YEAR-END($)(1)
                             ACQUIRED ON      VALUE      ---------------------------   ---------------------------
           NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----              -----------   -----------   -----------   -------------   -----------   -------------
Kamal Duggirala............        --              --      245,400        412,350      10,577,999     12,738,271
Andrew Huddart.............    46,000       1,303,853        5,000        124,000         182,500      4,137,153
Claes Lekander.............    32,370       1,126,472       45,750        115,750       1,797,250      3,807,675
Aamir Sheikh...............        --              --       48,360         97,400       2,039,742      2,300,739
James D. Kirsner...........        --              --      183,960         53,790       8,882,815      1,957,000

---------------
(1) Based on the closing price ($54.00) of Barra's Common Stock as reported on Nasdaq on March 30, 2001, (the last trading date preceding the end of the fiscal year on March 31, 2001), less the exercise price.

COMPENSATION COMMITTEE INTERLOCKS, INSIDER PARTICIPATION AND OTHER TRANSACTIONS

     During the fiscal year ended March 31, 2001, the Compensation Committee included Messrs. Battle, Hull and Ostler, who were each members of our Board and who were not in the last three (3) years and are not currently executive officers of Barra. During the fiscal year ended March 31, 2001, only the Compensation Committee deliberated and took action on matters regarding executive compensation. Certain of those actions were later ratified by our entire Board. As Chief Executive Officer, Mr. Duggirala made recommendations to the Compensation Committee regarding the compensation of all executive officers other than himself. He also participated, with Dr. Rudd, in the Board's ratification of certain executive compensation decisions made by the Compensation Committee for the fiscal year ended March 31, 2001.

     Mr. Kirsner, an executive officer of the Company during fiscal 2001, began serving on the Board of Directors of Ask Jeeves, Inc. and on its Audit Committee on January 1, 2001. Mr. Battle, a director of Barra, is also on the Board of Directors of Ask Jeeves, Inc. as well as the CEO of Ask Jeeves, Inc. Mr. Battle resigned from Barra's Compensation Committee on May 5, 2001.

     On July 25, 2000, we repurchased 75,000 shares in a private transaction from the Rudd Family Trust for an aggregate price of $2,875,000. The shares were repurchased at the closing price of the stock as reported on Nasdaq on that date. Dr. Rudd, our Chairman, is (along with his wife) a beneficiary and trustee of the Rudd Family Trust.

     Mr. Laboe, a director, is Of Counsel to the law firm Mackenzie & Albritton LLP. We retained Mackenzie & Albritton LLP during the fiscal year ended March 31, 2001. We have also retained Mackenzie & Albritton LLP during the current fiscal year.

     On April 24, 2000, Messrs. Battle, Laboe, Lanstein and Hull were each granted Succeeding Grants to purchase 6,000 shares of Common Stock at an exercise price of $23.1043 (post-split). On November 12, 2000, Mr. Ostler was granted a Succeeding Grant to purchase 6,000 shares of Common Stock at an exercise price of $40.29 (post-split). These Succeeding Grants are fully vested on the date of grant, immediately exercisable, NQSOs and expire 10 years from the grant date.

     On July 19, 2000, the Board approved the acceleration of the vesting of 1991 Plan Options and Directors Options to purchase an aggregate of 6,000 pre-split shares of Common Stock, which were held by Ronald J. Lanstein. This acceleration became effective on August 3, 2000, when Mr. Lanstein retired from the Board.

                    REPORT OF THE COMPENSATION COMMITTEE AND
                     OF THE BOARD ON EXECUTIVE COMPENSATION

THE COMPENSATION COMMITTEE:

     Our Compensation Committee is comprised of three independent directors and is responsible for approving and reviewing our Executive Compensation and employee equity programs. The Compensation Committee also acts in an advisory role with respect to our employee benefit plans (including approval of certain benefit plans) as the administrator of such plans. It generally meets each quarter and reports back to the Board of Directors on its activities at each quarterly Board Meeting or as necessary.

OVERALL PHILOSOPHY:

     Our approach to executive compensation is designed to enable us to attract and retain exceptional employees who will be instrumental in helping us achieve our strategic objectives and who can have a direct impact on shareholder value through their actions. This philosophy is implemented through compensation programs that are based on the following principles:

     - We have adopted a "total compensation" approach when determining appropriate, competitive cash and equity-based compensation levels for executives. In general, the 75th percentile level of the appropriate market will be used as a guideline for each executive's total compensation and benefits package.

     - Each executive's total compensation package is designed to provide an appropriate mix of fixed and variable compensation to support a strong pay-for-performance relationship. The variable portion of the compensation package is tied to performance measures that influence shareholder value. It includes key overall operating measures as well as metrics that are specific to each member of management's responsibilities. Each executive's achievement of these performance measurements will determine whether his or her respective compensation is at, over or below the 75th percentile benchmark.

     - Our long-term incentive program is a significant component of total compensation for our executives and is designed to align the interests of our executives with those of our shareholders and to encourage executive retention.

COMPENSATION REVIEW PROCESS:

     We review executive compensation annually. The compensation program consists of three elements: (a) base salary, (b) annual bonuses linked to the performance of both the individual executive and the Company as a whole, and (c) long term incentives in the form of stock options. Actual compensation rates depend on many factors including individual responsibilities and performance, as well as relative contribution to the success of the Company.

     Additionally, our goal is to maintain a consistent compensation structure that is benchmarked against appropriate industry standards. In this regard, when determining the appropriate packages for each executive, we compare ourselves to market levels within other high technology product businesses and, in a small number of cases, to the asset management industry and related financial services firms. We use a variety of executive compensation surveys and data that have been produced by nationally recognized compensation consulting firms as part of this process.

     - Base Salary and Bonuses -- Our approach is to set total cash compensation at a level that keeps Barra competitive with the market. In fiscal 2001, base pay was set with this in mind. The mix of variable versus base pay depends on the nature of the position and the executive's ability to influence the outcome. However, on average a 60:40 ratio of base to variable pay is used as a benchmark for senior executives, and a 50:50 ratio is used for our CEO. The amount paid out under the variable component is determined by considering the overall accomplishments of the management team which manifests itself in the performance of the Company in relation to the following indicators: (1) revenue growth and pretax margins, and (2) total stockholder return as measured by the change in stock price during the year. Additionally, the Compensation Committee evaluates each officer's individual performance using metrics specific to his or her individual responsibilities.

      On an overall basis, revenues from ongoing products and services in the core business grew by 20% in fiscal 2001; pre-tax margins for the core business grew from 11% in fiscal 2000 to 29% in fiscal 2001, and the stock price increased from $19.083 to $54, providing a return to stockholders of 183%. Overall the committee believes the management team's performance exceeded expectations for fiscal year 2001.

     - Long Term Incentives -- We provide long term incentives through stock options to certain employees. For executives the size of the grants are designed to tie a significant reward directly to our long term success and increases in stockholder value. As with our cash compensation program, when determining the specific stock option grants for this year, we reviewed option practices and grant levels at other companies through participation in an Equity Practices Survey, and benchmarked ourselves against them. This helped us ensure that both our approach and target grant levels were appropriate. The specific option grants for each individual executive were then determined in line with this information, factoring in their relative contribution to the Company's success and long term potential.

CEO COMPENSATION:

     As with other executives, the Compensation Committee used the market data described above as a benchmark in determining the fiscal 2001 base salary for our CEO. The Compensation Committee used Mr. Duggirala's own performance and that of the Company during fiscal 2001 to determine his bonus and option grants. The Compensation Committee believes that Mr. Duggirala has done a tremendous job during his brief tenure as CEO. They feel that his transition to CEO went extremely smoothly and that his appointment has been met with enthusiasm by Barra's employees, clients and investors. For fiscal 2001, the Company established goals for the core business of 20% growth in revenues from ongoing products and services and 20% pretax margins. As detailed above, the Company exceeded these goals. In addition, pretax income for the core business (excluding unusual items) increased 200% from fiscal 2000 to fiscal 2001.

                                          COMPENSATION COMMITTEE

                                          A. George Battle
                                          M. Blair Hull*
                                          Clyde W. Ostler
---------------
* Chairman

                               PERFORMANCE GRAPH

     The graph below compares the five-year total return to stockholders (stock price appreciation plus reinvested dividends) for Barra Common Stock with the comparable returns of two indexes: the Frank Russell 2000 Index and the Nasdaq Computer & Data Processing Services Index. The graph assumes that you invested $100 in Barra Common Stock and in each of the indexes on March 31, 1997, and that all dividends were reinvested. Barra did not pay any cash dividends during this five-year period. Points on the graph represent the performance as of March 31st of each of the years indicated.

                             PERFORMANCE COMPARISON
             BARRA V. NASDAQ COMPUTER AND DATA PROCESSING SERVICES
                             AND FRANK RUSSELL 2000

[PERFORMANCE GRAPH]

            -----------------------------------------------------------------
                                      Mar-97  Mar-98  Mar-99  Mar-00  Mar-01
            -----------------------------------------------------------------

             NASDAQ*                    100     158     268     554     182


             Barra                      100     158     137     188     450


             Frank Russell 2000         100     142     119     163     138

            -----------------------------------------------------------------

---------------
* Computer and Data Processing Services Index

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

MEMBERSHIP AND ROLE OF THE AUDIT COMMITTEE:

     The Audit Committee (the "Audit Committee") consists of the following members of the Company's Board of Directors: A. George Battle, Norman J. Laboe, and Clyde W. Ostler. Each of the members of the Audit Committee is "independent" as defined under the National Association of Securities Dealers' listing standards. The Audit Committee operates under the written charter adopted by the Board of Directors, which is included in this proxy statement as Appendix A.

     The primary functions of the Audit Committee are to monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance and to provide an avenue of communication among the independent auditors, management and the Board of Directors. The primary duties and responsibilities of the Audit Committee are to
(i) review the Company's annual audited financial statements prior to filing with the SEC or distribution to the public; (ii) in consultation with management and the independent auditors, consider the integrity of the Company's financial reporting procedures and controls; (iii) review with management and the independent auditors the Company's quarterly financial statements prior to filing with the SEC or distribution to the public; and (iv) annually review a summary of directors' and officers' related party transactions and potential conflicts of interest. The Audit Committee also reviews the performance of the independent auditors and their fees and recommends their selection and engagement to the Board of Directors.

REVIEW OF THE COMPANY'S AUDITED FINANCIAL STATEMENTS FOR THE YEAR ENDED MARCH 31, 2001:

     The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended March 31, 2001 with the Company's management and with Deloitte & Touche LLP, the Company's independent certified public accountants. Such review and discussions included the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also reviewed the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed the independence of Deloitte & Touche LLP with the Company's management and with that firm. Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001 for filing with the SEC. The Audit Committee and Board of Directors have recommended, subject to ratification by the stockholders, that Deloitte & Touche LLP be selected as the Company's independent certified public accountants for the fiscal year ending March 31, 2001. The Audit Committee held six meetings during the fiscal year ended March 31, 2001. The meetings were designed to facilitate and encourage private communication among members of the Audit Committee, the Company's independent certified public accountants and the Company's internal staff responsible for accounting and legal matters.

                                          AUDIT COMMITTEE

                                          Norman J. Laboe
                                          A. George Battle
                                          Clyde W. Ostler*
---------------
* Chairman

                     PROPOSAL NO. 2 -- APPROVAL OF AUDITORS

     The Board has selected Deloitte & Touche LLP as our independent auditors for the fiscal year ending March 31, 2002, and is submitting this selection to the stockholders for their ratification.

     Deloitte & Touche LLP has audited our financial statements since 1986. Its representatives are expected to be at the Annual Meeting to answer appropriate questions. They will also have the opportunity to make a statement if they desire to do so.

     Audit Fees -- In Barra's fiscal year 2001, Deloitte & Touche LLP billed $256,735 to Barra for the audit of Barra's annual financial statements and for the review of the financial statements included in Barra's quarterly reports on Form 10-Q.

     Financial Information Systems Design and Implementation Fees -- Barra did not pay any fees to Deloitte & Touche LLP or its affiliates for financial information systems design and implementation fees during the 2001 fiscal year.

     All Other Fees -- Barra did not pay any other fees to Deloitte & Touche LLP or its affiliates during the 2001 fiscal year.

     Stockholder ratification of the selection of Deloitte & Touche as Barra's independent auditors is not required by Barra's Bylaws or any other applicable legal requirement. However, the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Board at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of Barra and its stockholders.

     Required Vote -- The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting will be required to ratify the selection of Deloitte & Touche LLP as Barra's independent auditors for the fiscal year ending December 31, 2001. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

          PROPOSAL NO. 3 -- AMENDMENT TO THE 2000 EQUITY PARTICIPATION
                 PLAN OF BARRA, INC. TO AUTHORIZE THE ISSUANCE
                   OF AN ADDITIONAL 750,000 SHARES THEREUNDER

     The 2000 Plan was approved by the Board on June 7, 2000 and ratified by the Stockholders on August 3, 2000. The Board unanimously recommends that the stockholders approve the amendment to the 2000 Plan to authorize the issuance of an additional 750,000 shares of Common Stock thereunder.

PURPOSE

     The purpose of the amendment to the 2000 Plan is to continue to give our employees, directors and consultants an opportunity to acquire equity interests in Barra and to further align their interests with the interests of our stockholders. We believe that the availability of additional 2000 Plan Options is necessary to enable us to continue to attract and retain well-qualified employees.

SUMMARY OF 2000 PLAN

     The 2000 Plan authorizes the grant to the Company's employees of 2000 Plan Options that qualify as ISOs under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The 2000 Plan also authorizes the grant to the Company's employees, consultants, and non-employee directors of NQSOs, restricted stock, stock appreciation rights ("SARs") and other awards (collectively, "Awards").

     Set forth below is a summary of the 2000 Plan, as proposed to be amended.

SECURITIES SUBJECT TO THE 2000 PLAN

     Under the terms of the current 2000 Plan, the aggregate number of shares of Common Stock subject to 2000 Plan Options, restricted stock, SARs and other Awards will not exceed the sum of (i) 1,650,000 shares, (ii) the number of shares of Common Stock that remain reserved for issuance under the 1991 Plan,
(iii) the number of shares of Common Stock, if any, that again become available for issuance pursuant to Section 3 of the 1991 Plan as a result of 1991 Plan Options issued thereunder expiring or become unexercisable for any reason before being exercised in full. In addition, the maximum number of shares which may be subject to 2000 Plan Options, restricted stock, SARs and other Awards granted under the 2000 Plan to any individual in any calendar year may not exceed 1,000,000, with such limitation only applying subsequent to the fulfillment of certain conditions as defined in the 2000 Plan. From the adoption of the 2000 Plan by the Board on June 7, 2000 to May 30, 2001, 1991 Plan Options for an aggregate of 411,164 shares of Common Stock expired or otherwise became unexercisable. The underlying 411,164 shares of Common Stock were removed from the 1991 Plan and reserved for issuance under the 2000 Plan during that period. After this roll-over, as of May 31, 2001, there were no shares reserved for grants under the 1991 Plan and 3,589,398 shares were subject to outstanding options which could expire or become unexercised for any reason before being exercised in full. Therefore, assuming all shares subject to outstanding 1991 Plan Options under the 1991 Plan are cancelled without being exercised and no further 1991 Plan Options are granted (before that plan expires on July 29, 2001), the maximum number of shares currently authorized to be issued under the 2000 Plan can be no greater than 6,400,562.

ADMINISTRATION OF THE 2000 PLAN

     The Board or a committee of the Board appointed to administer the 2000 Plan (the "Administrator") shall have the authority in its discretion to adjust appropriately:

     - the aggregate number of shares of Common Stock subject to the 2000 Plan;

     - the number and kind of shares of Common Stock subject to outstanding 2000 Plan Options, restricted stock, SARs and other Awards; and

     - the price per share of outstanding 2000 Plan Options, restricted stock, SARs and other Awards;

if there is any stock dividend, stock split, recapitalization, or other subdivision, combination or reclassification of shares of Common Stock.

     Shares subject to expired or canceled options will be available for future grant or sale under the 2000 Plan. In addition, shares which are delivered to the Company by an optionee or withheld by the Company upon the exercise of an Award in payment of the exercise price may again be optioned, granted or awarded under the 2000 Plan. No such shares may be optioned, granted or awarded under the 2000 Plan, however, if such action would cause an incentive stock option to fail to qualify as an "incentive stock option" under Section 422 of the Code.

AWARDS UNDER THE 2000 PLAN

     The 2000 Plan provides that the Administrator may grant or issue stock options, SARs, restricted stock, deferred stock, dividend equivalents, performance awards, stock payments and other stock related benefits, or any combination thereof. Each Award will be set forth in a separate agreement with the person receiving the Award and will indicate the type, terms and conditions of the Award.

     Non-Qualified Stock Options will provide for the right to purchase Common Stock at a specified price which, except with respect to NQSOs intended to qualify as performance-based compensation under Section 162(m) of the Code, may be less than fair market value on the date of grant (but not less than the par value), and usually will become exercisable (in the discretion of the Administrator) in one or more installments after the grant date, subject to the satisfaction of individual or Company performance criteria established by the Administrator. NQSOs may be granted for any term specified by the Administrator.

     Incentive Stock Options will be designed to comply with the provisions of the Code and will be subject to certain restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price not less than the fair market value of a share of Common Stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee's termination of employment, and must be exercised within ten years after the date of grant; but may be subsequently modified to disqualify them from treatment as ISOs. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Company ("10% Owner"), the 2000 Plan provides that the exercise price must be at least 110% of the fair market value of a share of Common Stock on the date of grant and the ISO must expire no later than the fifth anniversary of the date of its grant.

     Restricted Stock may be sold to participants at various prices and made subject to such restrictions as may be determined by the Administrator. Restricted stock, typically, may be repurchased by the Company at the original purchase price if the conditions or restrictions are not met. In general, restricted stock may not be sold, or otherwise hypothecated or transferred except to certain permitted transferees as set forth in the 2000 Plan, until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of 2000 Plan Options, will have voting rights and will receive dividends prior to the time when the restrictions lapse.

     Deferred Stock may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on performance criteria established by the Administrator. Like restricted stock, deferred stock may not be sold, or otherwise hypothecated or transferred except to certain permitted transferees as set forth in the 2000 Plan, until vesting conditions are removed or expire. Unlike restricted stock, deferred stock will not be issued until the deferred stock Award has vested, and recipients of deferred stock generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

     Stock Appreciation Rights may be granted in connection with 2000 Plan Options or other Awards, or separately. SARs granted by the Administrator in connection with 2000 Plan Options or other Awards typically will provide for payments to the holder based upon increases in the price of the Company's Common Stock over the exercise price of the related 2000 Plan Option or other Awards, but alternatively may be based upon criteria such as book value. Except as required by Section 162(m) of the Code with respect to an SAR intended to qualify as performance-based compensation as described in Section 162(m) of the Code, there are no restrictions specified in the 2000 Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the Administrator in the SAR agreements. The Administrator may elect to pay SARs in cash or in Common Stock or in a combination of both.

     Dividend Equivalents represent the value of the dividends per share paid by the Company, calculated with reference to the number of shares covered by the stock options, SARs or other Awards held by the participant.

     Performance Awards may be granted by the Administrator to employees or consultants based upon, among other things, the contributions, responsibilities and other compensation of the particular employee or consultant. Generally, these Awards will be based upon specific performance criteria and may be paid in cash or in Common Stock or in a combination of both. Performance Awards may include "phantom" stock awards that provide for payments based upon increases in the price of the Company's Common Stock over a predetermined period. Performance Awards may also include bonuses granted by the Administrator and which may be payable in cash or in Common Stock or in a combination of both.

     Stock Payments may be authorized by the Administrator in the form of shares of Common Stock or a 2000 Plan Option or other right to purchase Common Stock as part of a deferred compensation arrangement in lieu of all or any part of compensation, including bonuses, that would otherwise be payable in cash to the key employee or consultant.

     The Administrator may designate key employees as "Section 162(m) Participants," whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code. The Administrator may grant to Section 162(m) Participants restricted stock, deferred stock, SARs, dividend equivalents, performance awards and stock payments that vest or become exercisable upon the attainment of performance criteria for the Company which are related to one or more of the following performance goals: (i) pre-tax income; (ii) operating income; (iii) cash flow;
(iv) earnings per share; (v) earnings before interest, taxes, depreciation and amortization; (vi) return on equity; (vii) return on invested capital or assets;
(viii) cost reductions or savings; and (ix) the market price of a share of the Company's Common Stock.

GRANT AND TERMS OF 2000 PLAN OPTIONS

     The Administrator shall have the authority under the 2000 Plan to determine:

     - the number of shares subject to 2000 Plan Option grants to employees, consultants, and directors;

     - whether the 2000 Plan Option grants are ISOs or NQSOs; and

     - the terms and conditions of the 2000 Plan Option grants.

     The Administrator may not grant an ISO under the 2000 Plan to any 10% Owner unless the 2000 Plan Option conforms to the applicable provisions of Section 422 of the Code. Only the Company's employees may be granted ISOs under the 2000 Plan. Employees, consultants, and directors may receive NQSOs under the 2000 Plan. Each 2000 Plan Option will be evidenced by a written 2000 Plan Option agreement.

     The exercise price for the shares of Common Stock subject to each 2000 Plan Option will be specified in each 2000 Plan Option agreement. The Administrator shall set the exercise price at the time the 2000 Plan Option is granted. In certain instances, the exercise price is also subject to additional rules as follows:

     - In the case of 2000 Plan Options intended to qualify as performance-based compensation, or as ISOs, the exercise price may not be less than the FMV for the shares of Common Stock subject to such 2000 Plan Option on the date the 2000 Plan Option is granted.

     - In the case of ISOs granted to a 10% Owner, the exercise price may not be less than 110% of the FMV of the shares of Common Stock subject to such 2000 Plan Option on the date the 2000 Plan Option is granted.

     - In the case of NQSOs, the exercise price may not be less than the par value for the shares of Common Stock subject to such 2000 Plan Option on the date the 2000 Plan Option is granted.

     - In the case of NQSOs granted to a 10% Owner, the exercise price may not be less than 100% of the FMV of the shares of Common Stock subject to such 2000 Plan Option on the date the 2000 Plan Option is granted.

     For purposes of the 2000 Plan, the FMV of a share of Common Stock as of a given date shall be (a) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day of the date of grant, or if shares were not traded on the date of grant, then on the next preceding date on which a trade occurred, or (b) if Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on the trading day of the date of grant as reported by NASDAQ or such successor quotation system; or (c) if Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the FMV of a share of Common Stock as established by the Administrator acting in good faith.

TERM AND VESTING OF 2000 PLAN OPTIONS

     The term of an 2000 Plan Option shall be set by the Administrator. In the case of an ISO, the term of the 2000 Plan Option may not be longer than 10 years from the date the ISO is granted, or if granted to a 10% Owner, five years from the date of the grant. Except as limited by the requirements of Section 422 of the Code, the Administrator may extend the term of any outstanding 2000 Plan Option in connection with any termination of employment or the consulting relationship with an optionee, or amend any other term or condition of the outstanding 2000 Plan Option relating to the termination of an optionee.

     An 2000 Plan Option is exercisable when it "vests." Each 2000 Plan Option agreement will contain the period during which the right to exercise the 2000 Plan Option in whole or in part vests in the optionee. At any time after the grant of an 2000 Plan Option, the Administrator may accelerate the period during which a 2000 Plan Option vests. No portion of an 2000 Plan Option which is unexercisable at an optionee's termination of employment, termination of consulting relationship or termination of directorship will subsequently become exercisable, except as may be otherwise provided by the Administrator either in the agreement relating to the 2000 Plan Option or by action following the grant of the 2000 Plan Option.

EXERCISE OF 2000 PLAN OPTIONS

     A 2000 Plan Option may be exercised for any vested portion of the shares subject to the 2000 Plan Option until the 2000 Plan Option expires. Only whole shares of Common Stock may be purchased. A 2000 Plan Option may be exercised by delivering to the Secretary of the Company a written notice of exercise on a form provided by the Company, together with full cash payment for the shares in the form of cash or a check payable to the Company in the amount of the aggregate 2000 Plan Option exercise price. However, the Administrator may in its discretion:

     - allow payment through the delivery of shares of Common Stock which are already owned by the optionee and have been held at least six months;

     - subject to certain timing requirements, allow payment through the surrender of shares of Common Stock which would otherwise be issuable on exercise of the 2000 Plan Option;

     - allow payment through the delivery of property of any kind which constitutes good and valuable consideration;

     - allow payment by use of a full recourse loan from the Company;

     - allow payment through the delivery of a notice that the optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable on exercise of the 2000 Plan Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the 2000 Plan Option exercise price; or

     - allow payment through any combination of the foregoing.

ELIGIBILITY

     The Company's employees and consultants are eligible to receive Awards under the 2000 Plan. The Administrator determines which of the Company's employees will be granted 2000 Plan Options, restricted stock, SARs and other Awards. No person is entitled to participate in the 2000 Plan as a matter of right. Only those employees and consultants who are selected to receive grants by the Administrator may participate in the 2000 Plan. Independent non-employee directors are also eligible to receive grants under the 2000 Plan.

ADMINISTRATION OF THE 2000 PLAN

     All decisions, determinations and interpretations of the Administrator shall be final and binding on all holders. The Administrator has the power to:

     - construe and interpret the terms of the 2000 Plan and Awards granted pursuant to the 2000 Plan;

     - adopt rules for the administration, interpretation and application of the 2000 Plan that are consistent with the 2000 Plan; and

     - interpret, amend or revoke any of the newly adopted rules of the 2000
       Plan.

AWARDS NOT TRANSFERABLE

     Awards may not be sold, pledged, transferred, or disposed of in any manner other than to certain permitted transferees as provided for in the 2000 Plan and by will or by the laws of descent and distribution and may be exercised, during the lifetime of the holder, only by the holder or such permitted transferees.

CERTAIN RESTRICTIONS ON RESALE

     Employees, officers and directors who are "affiliates" of the Company as defined by the rules and regulations under the Securities Act of 1933 may offer or sell the shares of Common Stock they acquire upon exercise of their 2000 Plan Options under the 2000 Plan only if they make such offers and sales:

     - pursuant to an effective registration statement under the Securities Act of 1933;

     - pursuant to an appropriate exemption from the registration requirements of the Securities Act of 1933; or

     - within the limitations and subject to the conditions set forth in Rule 144 under the Securities Act of 1933.

AMENDMENT AND TERMINATION OF THE 2000 PLAN

     The Board may not, without prior stockholder approval:

     - amend the 2000 Plan so as to increase the number of shares of stock that may be issued under the Plan; or

     - extend the term of the 2000 Plan.

     The 2000 Plan will be in effect for 10 years after the date the 2000 Plan is approved by the stockholders, unless the Board terminates the 2000 Plan at an earlier date. The Board may terminate the 2000 Plan at any time with respect to any shares not then subject to an 2000 Plan Option under the 2000 Plan. Except as indicated above, the Board may also modify the 2000 Plan from time to time.

ROLL-OVER OF UNVESTED AND EXPIRING 1991 PLAN OPTIONS

     Under the terms of the 2000 Plan, the aggregate number of shares of Common Stock subject to 2000 Plan Options, restricted stock, SARs and other Awards will include the number of shares of Common Stock that remained reserved for issuance under the 1991 Plan as of June 7, 2000, and the number of shares of Common Stock that, after June 7, 2000, become available for issuance pursuant to Section 3 of the 1991 Plan as a result of 1991 Plan Options issued thereunder expiring or become unexercisable for any reason before being exercised in full.

FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH THE 2000 PLAN

     The following is a general summary under current law of the material federal income tax consequences to participants in the 2000 Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant in light of a holder's personal investment circumstances. This summarized tax information is not tax advice.

     Non-Qualified Stock Options -- For federal income tax purposes, if an optionee is granted NQSOs under the 2000 Plan, the optionee will not have taxable income on the grant of the 2000 Plan Option, nor will the Company be entitled to any deduction. Generally, on exercise of NQSOs the optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the 2000 Plan Option exercise price and the FMV of the Common Stock on the date of exercise. The optionee's basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally, will be the FMV of the Common Stock on the date the optionee exercises the 2000 Plan Option. Any subsequent gain or loss will be generally taxable as capital gains or losses.

     Incentive Stock Options -- There is no taxable income to an optionee when an optionee is granted an ISO or when that 2000 Plan Option is exercised. However, the amount by which the FMV of the shares at the time of exercise exceeds the 2000 Plan Option price will be an "item of adjustment" for the optionee for purposes of the alternative minimum tax. Gain realized by the optionee on the sale of an ISO is taxable at capital gains rates, and no tax deduction is available to the Company, unless the optionee disposes of the shares within (A) two years after the date of grant of the 2000 Plan Option or
(B) within one year of the date the shares were transferred to the optionee. If the shares of Common Stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the 2000 Plan Option exercise price and the FMV of the shares on the date of the 2000 Plan Option's exercise will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent the optionee must recognize ordinary income. If such a sale or disposition takes place in the year in which the optionee exercise the 2000 Plan Option, the income the optionee recognizes upon sale or disposition of the shares will not be considered income for alternative minimum tax purposes. Otherwise, if the optionee sells or otherwise disposes the shares before the end of the one-year and two-year periods specified above, the maximum amount that will be included as alternative minimum tax income is the gain, if any, the optionee recognizes on the disposition of the shares.

     An ISO exercised more than three months after an optionee terminates employment, other than by reason of death or disability, will be taxed as a NQSO, and the optionee will have been deemed to have received income on the exercise taxable at ordinary income rates. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

     Stock Appreciation Rights -- No taxable income is generally recognized upon the receipt of an SAR, but upon exercise of the SAR the FMV of the shares (or cash in lieu of shares) received generally will be taxable as ordinary income to the recipient in the year of such exercise. The Company generally will be entitled to a compensation deduction for the same amount that the recipient recognizes as ordinary income.

     Restricted Stock and Deferred Stock -- An employee to whom restricted or deferred stock is issued generally will not recognize taxable income upon such issuance and the Company generally will not then be entitled to a deduction. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income and the Company generally will be entitled to a deduction for an amount equal to the excess of the FMV of the shares at the date such restrictions lapse over the purchase price therefor. Similarly, when deferred stock vests and is issued to the employee, the employee generally will recognize ordinary income and the Company generally will be entitled to a deduction for the amount equal to the FMV of the shares at the date of issuance.

     Dividend Equivalents -- A recipient of a dividend equivalent award generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

     Performance Awards -- A participant who has been granted a performance award generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash or Common Stock, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

     Stock Payments -- A participant who receives a stock payment in lieu of a cash payment that would otherwise have been made will generally be taxed as if the cash payment has been received, and the Company generally will be entitled to a deduction for the same amount.

     Deferred Compensation -- Participants who defer compensation generally will recognize no income, gain or loss for federal income tax purposes when NQSOs are granted in lieu of amounts otherwise payable, and the Company will not be entitled to a deduction at that time. When and to the extent such NQSOs are exercised, the rules regarding NQSOs outlined above will generally apply.

     Section 162(m) of the Code -- In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1 million (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain "performance-based compensation" established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options and SARs will satisfy the "performance-based compensation" exception if the awards are made by a qualifying compensation committee, the plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e. the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Performance or incentive awards granted under the 2000 Plan may qualify as "qualified performance-based compensation" for purposes of Section 162(m) if such awards are granted or vest upon the pre-established objective performance goals described above.

     The Company has attempted to structure the 2000 Plan in such a manner that the Administrator can determine the terms and conditions of stock options, SARs and performance and incentive awards granted thereunder such that remuneration attributable to such awards will not be subject to the $1,000,000 limitation. The Company has not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue. This discussion will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from adopting a contrary position.

2000 EQUITY PLAN BENEFITS

     The following table sets forth, the number of shares of Awards granted under the 2000 Plan ("2000 Awards") during the fiscal year ended March 31, 2001 to: (1) each person identified as a Named Officer; (2) all executive officers as a group, as of May 30, 2001; (3) all directors who are not executive officers as a group, as of May 30, 2001; (4) each nominee for election as a director; (5) each associate of any of such directors, executive officers or nominees, as of May 30, 2001; (6) each other person who received five percent of the 2000 Awards granted in the fiscal year ended March 31, 2001; and (7) all employees, including all officers who are not executive officers as a group , as of May 30, 2001.

                                                            EXERCISE                         PERCENT OF TOTAL
                                                            PRICE PER         NUMBER          OPTIONS GRANTED
            NAME                        TITLE              SHARE($)(1)    OF SHARES(#)(2)    IN FISCAL 2001(%)
            ----                        -----              -----------    ---------------    -----------------
Kamal Duggirala                Chief Executive Officer       45.0630           75,000(5)            9.75
Andrew Huddart                Executive Vice President       45.0630           25,000(5)            3.25
Aamir Skeikh                  Executive Vice President       45.0630           50,000(5)            6.50
Claes Lekander                Executive Vice President       45.0630           25,000(5)            4.55
James Kirsner                           Vice                     N/A                0               0.00
                                President -- Ventures
Current executive officers               N/A                 45.0630          234,000(5)           30.44
  as a group (7 persons)
Current directors who are                N/A                     N/A                0               0.00
  not executive officers as
  a group (5 persons)(3)
A. George Battle                      Director                   N/A                0               0.00
M. Blair Hull                         Director                   N/A                0               0.00
Norman J. Laboe                       Director                   N/A                0               0.00
Ronald J. Lanstein                    Director                   N/A                0               0.00
Clyde W. Ostler                       Director                   N/A                0               0.00
Associates of any directors,             N/A                     N/A                0               0.00
  executive officers, or
  nominees
Each other person who                    N/A                     N/A                0               0.00
  received 5% or more of the
  2000 Awards
All employees, including                 N/A                 30.4167            9,000(4)            1.17
  current officers who are                                   40.1460            7,500(4)             .97
  not
  executive officers, as a                                   40.4587            3,750(4)             .48
  group (approximately                                       41.3750            2,000(5)             .26
  143 persons)                                               42.5000            7,056(4)            3.90
                                                             45.0630          503,444(5)           62.50
                                                             46.8750            2,000(5)             .26
                                                                              -------              -----
                                                                              534,750              69.54

---------------
(1) All 2000 Awards granted during the year ended March 31, 2001 were granted with an exercise price of 100% of FMV on the date of grant.

(2) All 2000 Awards granted during the year ended March 31, 2001 were ISOs or NQSOs.

(3) The Board currently has seven members. Four of those members are not employees or executive officers of the Company or its subsidiaries (A. George Battle, M. Blair Hull, Norman J. Laboe and Clyde W. Ostler). Two of the current directors are employees and executive officers of Barra (Kamal Duggirala and Andrew Rudd) and one of the current directors is an employee of Barra but not an executive officer (John F. Casey). All of the current members of the Board, other than Mr. Casey, have been nominated for re-election at the Annual Meeting of our stockholders. There are no other nominees for election to the Board. The five directors who are not also executive officers of the Company did not receive 2000 Awards during the year ended March 31, 2001. The four of those directors who are not also employees of the Company or its subsidiaries, instead received Director Option grants pursuant to the Directors Plan.

(4) The vesting periods for 1991 Plan Options and 2000 Plan Options issued through December 31, 2000, have generally been set at 20% per year over five years.

(5) For 2000 Plan Options issued since January 1, 2001, the vesting periods have generally been set at four years at the annual rate of 25% for the first year and thereafter at the monthly rate of 1/36 per month for the next three years

     Required Vote -- The affirmative vote of a majority of votes cast on this proposal to amend the 2000 Plan and increase the number of shares of Common Stock authorized for issuance thereunder is required to approve this proposal, provided that a quorum is present. Abstentions will be counted toward the tabulation of votes cast and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved. The Company's directors have an interest in the approval of this Proposal No. 3, in that they will be eligible to receive Awards under the 2000 Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO THE 2000 PLAN.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and 10% Owners, to file with the Securities and Exchange Commission ("SEC") reports of holdings and transactions in our Common Stock. Our officers, directors and 10% Owners are required by SEC regulation to furnish us with copies of all reports they file under Section 16(a).

     During the fiscal year ended March 31, 2001, Barra filed Forms 4 on behalf of Andrew Huddart (a Named Officer), Ronald J. Lanstein (a director during a portion of fiscal 2001) and Andrew Rudd (a director and executive officer) on an untimely basis. Mr. Huddart's four same day sales of 1991 Plan Options (for an aggregate of 12 transactions) in February 2001 were reported late on a Form 4. Mr. Lanstein's six same day sales of Directors Options (for an aggregate of 18 transactions) in June 2000 were not captured on a Form 4 and were disclosed on his Form 5 for fiscal 2001. Dr. Rudd's exercise and related pyramid sale of 1991 Plan Options (for an aggregate of 3 transactions) in April 2000 was not reported on a Form 4 and were disclosed on his Form 5 for fiscal 2001. Based solely on our review of reports of changes in beneficial ownership received from reporting persons or representations from those persons that no such reports were required, we believe that, except for the transactions noted above, our directors and executive officers, as well as our 10% Owners, complied with the requirements for reporting ownership and changes in ownership of Common Stock pursuant to Section 16(a).

                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
                          FOR YEAR 2002 ANNUAL MEETING

     The Company must receive stockholder proposals intended to be included in its proxy statement for the Year 2002 Annual Meeting of Stockholders no later than March 9, 2002. Stockholders who want to present a proposal at the Year 2002 Annual Meeting that is not included in Barra's proxy statement should notify the Secretary of the Company of the proposal by May 23, 2002.

                                 OTHER MATTERS

     The Board knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board may recommend.

                                          BY ORDER OF THE BOARD

                                          /s/ Andrew Rudd

                                          Andrew Rudd
                                          Chairman of the Board

June 28, 2001

                                                                    ATTACHMENT A

                          BARRA, INC. AND SUBSIDIARIES

                            AUDIT COMMITTEE CHARTER
                                 APRIL 19, 2000

PURPOSE

     The purpose of the Audit Committee of the Board of Directors of Barra, Inc. (the "Company") shall be:

     - To provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

     - To provide the Company's Board of Directors with the results of its monitoring and recommendations derived therefrom;

     - To nominate to the Board of Directors independent auditors to audit the Company's financial statements and oversee the activities and independence of the auditors; and

     - To provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

     The Audit Committee will undertake the specific duties and responsibilities listed below and such other duties as the Board of Directors may form time to time prescribe.

MEMBERSHIP

     The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three (3) members of the Board of Directors. On or before June 14, 2001, the members will meet the following criteria:

          1. Each member will be an independent director, in accordance with the Nasdaq National Market Audit Committee requirements;

          2. Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

     At least one (1) member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

CONTINUOUS ACTIVITIES -- GENERAL

     The Audit Committee will undertake the following duties and responsibilities on a continuous and as needed basis:

          1. The Audit Committee will provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process.

          2. The Audit Committee will provide an open avenue of communication between the independent auditor(s) and management, and the Board of Directors concerning matters relating to audit and related services, financial reporting and internal controls.

          3. The Audit Committee will meet at least quarterly. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

          4. The Audit Committee will meet separately with the independent auditor(s) as well as the Company's management as it deems appropriate in order to review the financial controls of the Company.

          5. The Audit Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. A quorum will consist of two or more members of the Audit Committee.

          6. The Audit Committee will review the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee.

          7. The Audit Committee will inquire as to the independence of the independent auditor.

          8. The Audit Committee will inquire of management and the independent auditor about significant risks or exposures and assess the steps management has taken to minimize such risk to Barra, Inc. and related entities (collectively "Barra").

          9. The Audit Committee will review issues associated with filings with the Securities and Exchange Commission (the "SEC") and other published documents containing Barra's financial statements that are prepared by the Company.

          10. The Audit Committee will consider and review with the independent auditor:

             (a) the adequacy of Barra's internal controls including computerized information system controls and security; and

             (b) related findings and recommendations of the independent auditor(s) together with management's responses.

          11. The Audit Committee will consider and review with management and the independent auditor(s):

           (a) significant findings during the year, including the status of previous audit recommendations;

             (b) any difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information; and

             (c) any changes required in the planned scope of the audit plan.

          12. The Audit Committee will meet periodically with the independent auditor(s) and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee.

          13. The Audit Committee will report periodically to the Board of Directors on significant results of the foregoing activities.

          14. The Audit Committee will instruct the independent auditor(s) that the Board of Directors, as the shareholder's representative, is the auditor's client.

          15. The Audit Committee will review the Audit Committee's own structure, processes and membership requirements.

     The Audit Committee will review senior staffing and succession planning for accounting and financial functions within Barra.

CONTINUOUS ACTIVITIES -- RE: REPORTING SPECIFIC POLICIES

     The Audit Committee will undertake the following duties and responsibilities on a continuous and as needed basis:

          1. The Audit Committee will advise financial management and the independent auditor(s) they are expected to provide a timely analysis of significant current financial reporting issues and practices -- including a review of those accounting issues that are of current concern at the SEC.

          2. The Audit Committee will provide that financial management and the independent auditor(s) discuss with the Audit Committee their qualitative judgment about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by Barra and, particularly, about the degree of aggressiveness or conservatism of Barra's accounting principles and underlying estimates.

          3. The Audit Committee will inquire as to the independent auditor's independent qualitative judgments about the appropriateness, not just the acceptability, of the accounting principles and the clarity of the financial disclosure practices used or proposed to be adopted by Barra.

          4. The Audit Committee will inquire as to the auditor's views about whether management's choices of accounting principles are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether those principles are common practices or are minority practices.

          5. The Audit Committee will determine, as regards to new transactions or events, the independent auditor's reasoning for the appropriateness of the accounting principles and disclosure practices adopted by management.

          6. The Audit Committee will assure that the independent auditor's reasoning is explained in determining the appropriateness of changes in accounting principles and disclosure practices.

     The Audit Committee will inquire as to the independent auditor's view about how Barra's choices of accounting principles and disclosure practices may affect shareholder and other public market views and attitudes about Barra.

SCHEDULED ACTIVITIES

     The Audit Committee will periodically schedule the following duties and responsibilities:

     The Audit Committee will recommend the selection of the independent auditor(s) for approval by the Board of Directors and election by the stockholders, approve the compensation of the independent auditor(s), and, where appropriate, review and approve the discharge of the independent auditor(s).

          1. The Audit Committee will consider, in consultation with the independent auditor(s), the audit scope and plan of the independent auditor(s).

          2. The Audit Committee will review fee arrangements with the independent auditor(s).

          3. The Audit Committee will review with management the results of annual audits and related comments including:

             (a) the independent auditor's audit of Barra's annual financial statements, accompanying footnotes and its report thereon;

             (b) any significant changes required in the independent auditor's audit plans;

             (c) any difficulties or disputes with management encountered during the course of the audit; and

             (d) other matters related to the conduct of the audit which are to be communicated to the Audit Committee under Generally Accepted Auditing Standards.

          4. The Audit Committee will request from the independent auditor(s) a formal written statement delineating all relationships between the auditor and Barra, consistent with Independent Standards Board Standard No. 1, and engage in a dialogue with the independent auditor(s) with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor(s).

          5. The Audit Committee will direct Barra's independent auditor(s) to review before filing with the SEC Barra's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews.

          6. The Audit Committee will discuss with the Company's independent auditor(s) the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented.

          7. The Audit Committee will review with management, before release, the audited financial statements and Management's Discussion and Analysis in the Company's Annual Report on Form 10-K.

          8. The Audit Committee will provide a report in the Company' proxy statement in accordance with the requirements of Item 306 of Regulation S-K and item 7(e)(3) of Schedule 14A.

          9. The Audit Committee will review the results of the annual reviews of director and officers' expense accounts and management perquisites prepared by financial management and the legal department.

          10. The Audit Committee will arrange for the independent auditor(s) to be available to the full Board of Directors at least annually to help provide a basis for the board to recommend to shareholders appointment of the Company's independent auditor(s).

     The Audit Committee will assure that the independent auditor's reasoning is described in accepting or questioning significant estimates by management.

     The Audit Committee will review and update the Audit Committee's Charter annually.

"WHEN NECESSARY" ACTIVITIES

     The Audit Committee will conduct the following activities when necessary and appropriate:

          1. The Audit Committee will review the need for special or regularly scheduled reviews to be conducted by designated employees or temporary or permanently employed internal auditors -- including the periodic review of the need for an internal audit function at Barra.

          2. The Audit Committee shall be advised of any consulting engagement or any other study undertaken at the request of management that is performed by the Company's independent auditor(s) and is beyond the scope of the audit engagement letter.

          3. The Audit Committee will review periodically with Barra's general counsel the legal and regulatory matters that may have a material impact on Barra's financial statements, compliance policies and programs.

          4. The Audit Committee will conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation.

          5. The Audit Committee shall perform such other duties as may be requested by the Board of Directors.

MINUTES

     The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS

     Apart from the report prepared pursuant to Item 306 of Regulation S-K and
Item 7(e)(3) of Schedule 15A, the Audit Committee will summarize its examinations and recommendations to the Board form time to time as may be appropriate, consistent with the Audit Committee's charter.

                                      PROXY

                                   BARRA, INC.
                      PROXY SOLICITED BY BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 9, 2001

The undersigned, revoking all prior proxies, hereby appoints Andrew Rudd, Kamal Duggirala, and Norman J. Laboe, or any of them, each with full power of substitution, the lawful attorneys and proxies of the undersigned to vote all of the shares of Common Stock of Barra, Inc. which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders to be held at 2100 Milvia Street, Berkeley, CA 94704, on Thursday, August 9, 2001 at 1:00 p.m., local time, and at any adjournments and postponements, with all the powers the undersigned would possess if personally present, upon matters noted below. The shares represented by this Proxy shall be voted as follows:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1,2, AND 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, AND 3

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

[BARRA, INC. LETTERHEAD]

                                        VOTE BY INTERNET -- www.proxyvote.com
                                        Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern time the day before the meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and create an electronic voting instruction form.

                                        VOTE BY PHONE -- 1-800-690-6903
                                        Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern time the day before the meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instruction the Vote Voice provides you.

                                        VOTE BY MAIL --
                                        Mark, sign, and date your proxy card and return it in the postage-paid envelope we've provided or return to Barra, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
               THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

BARRA, INC.

                                                            For      Withhold   For all  To withhold authority to vote
VOTE ON DIRECTORS                                           all        All      Except   for a nominee, mark "For All
                                                            [ ]        [ ]       [ ]     Except" to the left and write
1.   To elect as Directors of Barra, Inc. the nominees                                   such nominee's number on the
     listed below.                                                                       line below.

                                                                                         --------------------------
     01) A. George Battle
     02) Kamal Duggirala
     03) M. Blair Hull
     04) Norman J. Laboe
     05) Clyde W. Ostler
     06) Andrew Rudd

VOTE ON PROPOSALS

                                                                               For      Against     Abstain
2.  Ratification of Deloitte & Touche LLP as independent auditors for the      [ ]        [ ]         [ ]
    fiscal year ending March 31, 2002.

3.  Amendment to the 2000 Equity Participation Plan of Barra, Inc. to          For      Against     Abstain
    authorize the issuance of an additional 750,000 shares thereunder.         [ ]        [ ]         [ ]

PLEASE MARK, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign your name exactly as it appears to the right. In the case of shares owned in joint tenancy or as tenants in common, all should sign. Fiduciaries should indicate their title and authority.


----------------------------------  ----         ------------------------  ----

----------------------------------  ----         ------------------------  ----
Signature (PLEASE SIGN WITHIN BOX)  Date         Signature (Joint Owners)  Date